CA Technologies Reports Fourth Quarter and Full Fiscal Year 2011 Results

ISLANDIA, N.Y., May 12, 2011 /PRNewswire/ --

  Reports Full Year Revenue , GAAP and Non-GAAP EPS and Cash Flow from Operations Growth; Meets Full Year Company Outlook
  Issues Fiscal Year 2012 Outlook Including Revenue Growth of 6-8 Percent in Constant Currency, Translating to $4.8 Billion to $4.9 Billion as Reported
  Board of Directors Approves New $500 Million Stock Repurchase Plan and Increases Dividend 25 Percent
  Announces Five-Year, $500 Million Deal with Large IT Outsourcer
  Announces Agreement to Sell Internet Security Business
  CFO Nancy Cooper Announces Intention To Retire

CA Technologies (NASDAQ:CA) today reported financial results for its fourth quarter and full fiscal year 2011, ended March 31, 2011.

FINANCIAL OVERVIEW

Note: All financial results have been adjusted to reflect the classification of the Company's Internet Security Business as a discontinued operation.

	Fourth Quarter FY11 vs. FY10				Full Year FY11 vs. FY10
(in millions, except share data)	FY11	FY10	% Change	% Change CC**	FY11	FY10	% Change	% Change CC**
Revenue	$1,128	$1,075	5%	4%	$4,429	$4,227	5%	5%
GAAP Net Income from continuing operations	$187	$100	87%	86%	$823	$759	8%	10%
Non-GAAP Net Income from continuing operations*	$247	$192	29%	31%	$984	$919	7%	8%
GAAP Diluted EPS from continuing operations	$0.37	$0.19	95%	90%	$1.60	$1.45	10%	12%
Non-GAAP Diluted EPS from continuing operations*	$0.48	$0.37	30%	33%	$1.92	$1.71	12%	13%
Cash Flow from continuing operations*	$634	$631	0%	1%	$1,377	$1,336	3%	3%

* Non-GAAP income and earnings per share are non-GAAP financial measures, as noted in the discussion of non-GAAP results below. A reconciliation of non-GAAP financial measures to their comparable GAAP financial measures is included in the tables following this news release.

**CC: Constant Currency

EXECUTIVE COMMENTARY

"We said at the beginning of fiscal year 2011, that it would be a year of growth and investment, and it was." said CEO Bill McCracken. "We grew our revenue, earnings per share and cash flow while building our technology portfolio, bringing new talent to the team, further focusing our business on areas of strategic importance and investing in new routes to market.

"The guidance we issued today, and the announcement of a new stock repurchase plan and dividend increase, reflects our confidence in our strategic direction and our commitment to enhancing shareholder value," McCracken concluded.

REVENUE AND BOOKINGS

During the fourth quarter, the Company saw demand for its virtualization and service automation, service portfolio management, and Nimsoft solutions, as well as mainframe capacity. This was offset by softness in new mainframe product demand. About 2 percentage points of revenue growth in constant currency and 3 percentage points as reported were driven by organic products, with the remaining 2 percentage points in constant currency and as reported coming from products from the acquisitions of Nimsoft, Inc., Hyperformix, Inc. and Arcot Systems, Inc. About 61 percent of the Company's revenue came from North America, while 39 percent came from International operations.

Fourth Quarter

Total revenue year-over-year:

  Total revenue was $1.128 billion, up 4 percent in constant currency and 5 percent as reported.
  Total revenue backlog was $8.763 billion, up 6 percent in constant currency and 8 percent as reported.  The current portion of revenue backlog was $3.727 billion, up 5 percent in constant currency and 7 percent as reported.
  North America revenue was $689 million, up 5 percent in constant currency and as reported.
  International revenue was $439 million, up 2 percent in constant currency and 4 percent as reported.
  Total bookings in the fourth quarter were $1.889 billion, up 31 percent in constant currency and 33 percent as reported.  Fourth quarter bookings were positively affected by a five-year contract renewal of approximately $500 million with a large IT outsourcer.
  The Company renewed a total of 21 license agreements with incremental contract values in excess of $10 million each, for an aggregate contract value of $989 million, including the one renewal of approximately $500 million mentioned above.  During the fourth quarter of 2010, the Company renewed a total of 21 license agreements with incremental contract values in excess of $10 million each, for an aggregate contract value of $632 million.
  The weighted average duration of subscription and maintenance bookings for the quarter was 3.82 years, compared with 3.45 years for the same period in fiscal year 2010.
  North America bookings were $1.380 million, up 61 percent in constant currency and 60 percent as reported.  North America bookings in the fourth quarter were positively affected by the large contract renewal  mentioned above.
  International bookings were $509 million, down 14 percent in constant currency and 9 percent as reported.  The Company continued to see softness in its EMEA operations.

Full Year

  Total revenue was $4.429 billion, up 5 percent in constant currency and as reported.
  North America revenue was $2.694 billion, up 7 percent in constant currency and 8 percent as reported.
  International revenue was $1.735 billion, up 1 percent in constant currency and as reported.
  Total bookings were $4.888 billion, up 2 percent in constant currency and  1 percent as reported.
  The Company renewed a total of 56 license agreements with incremental contract values in excess of $10 million each, for an aggregate contract value of $1.994 billion, including the one contract renewal of approximately $500 million mentioned above.  During fiscal year 2010, the Company renewed a total of 68 license agreements with incremental contract values in excess of $10 million each, for an aggregate contract value of $2.146 billion.
  The weighted average duration of subscription and maintenance bookings for the full fiscal year was 3.46 years, compared to 3.54 years for the previous fiscal year.
  North America bookings were $3.253 billion, up 12 percent in constant currency and as reported.  Fiscal year 2011 bookings comparisons were positively affected by the aforementioned large contract renewal.
  International bookings were $1.635 billion, down 14 percent in constant currency and 16 percent as reported.  As mentioned above, International bookings were adversely affected by softness in the Company's EMEA operations.

EXPENSES AND MARGIN

Fourth Quarter

Year-over-year GAAP results:

  Operating expenses, before interest and income taxes, were $829 million, down 3 percent in constant currency and 2 percent as reported.
  Operating income, before interest and income taxes, was $299 million, up 29 percent in constant currency and as reported.
  Operating margin was 27 percent, up 6 percentage points.

Year-over-year non-GAAP results, which exclude purchased software and intangibles amortization, pre-fiscal year 2010 restructuring costs, and certain other gains and losses, which includes recoveries and certain costs associated with derivative litigation matters, share-based compensation expense, and includes gains and losses on hedges that mature within the quarter, but excludes gains and losses on hedges that do not mature within the quarter:

  Operating expenses, before interest and income taxes, were $772 million, down 5 percent in constant currency and 3 percent as reported.
  Operating income, before interest and income taxes, was $356 million, up 28 percent in constant currency and 26 percent as reported.
  Operating margin was 32 percent, up 6 percentage points.

The fourth quarter of fiscal year 2010 was adversely affected by a $50 million restructuring charge.

For the fourth quarter of fiscal year 2011, the Company's effective GAAP tax rate was 35 percent, compared to 54 percent in the prior year. The Company's effective non-GAAP tax rate was 29 percent, up from 28 percent in the prior year.

Full Year

Year-over-year GAAP results:

  Operating expenses, before interest and income taxes, were $3.175 billion, up 5 percent in constant currency and 6 percent as reported.
  Operating income, before interest and income taxes, was $1.254 billion, up 3 percent in constant currency and 2 percent as reported.
  Operating margin was 28 percent, down 1 percentage point.

Year-over year non-GAAP results:

  Operating expenses, before interest and income taxes, were $2.940 billion, up 5 percent in constant currency and as reported.
  Operating income, before interest and income taxes, was $1.489 billion, up 5 percent in constant currency and 4 percent as reported.
  The Company recorded a non-GAAP operating margin of 34 percent, flat from fiscal year 2010.

For the full year, the Company's effective GAAP and non-GAAP tax rates were 32 percent, compared to 34 percent in the prior year.

CASH FLOW FROM CONTINUING OPERATIONS

Cash flow from continuing operations in the fourth quarter was $634 million, compared to $631 million in the prior year. Cash flow was positively affected by a decrease of about $70 million in cash paid for income taxes.

For the full year, cash flow from continuing operations was $1.377 billion, compared to $1.336 billion in the prior fiscal year. Cash flow was positively affected by a decrease of about $107 million in cash paid for income taxes.

CAPITAL STRUCTURE

  Cash, cash equivalents and marketable securities at March 31, 2011, were $3.228 billion.
  With $1.551 billion in total debt outstanding, the Company's net cash, cash equivalents and marketable securities position was $1.677 billion.
  In the fourth quarter, the Company repurchased approximately 2 million shares of stock for a total of $48 million.  For the year, the Company purchased approximately 11 million shares for a total of $238 million, which includes approximately 0.8 million shares for a total of approximately $20 million that settled in April 2010, completing the $250 million stock repurchase program authorized by the Board of Directors on October 29, 2008.
  The Company's outstanding share count at March 31, 2011 was 502 million.

STOCK REPURCHASE PLAN AND DIVIDEND INCREASE

The Company announced that its Board of Directors has authorized an additional $500 million for the repurchase of the Company's shares. This new authorization is in addition to the approximately $200 million remaining from the Board's 2010 authorization of $500 million, and brings the total available for repurchase to approximately $700 million as of May 6, 2011.

In addition, the Board has authorized a dividend increase of 25 percent for fiscal year 2012 as and when declared by the Board. For the first quarter, the Board has declared a quarterly cash dividend of $0.05 per common share, compared to the prior quarterly dividend of $0.04 per common share.

"CA Technologies software business produces consistent earnings growth, cash flow of more than $1 billion annually and a strong balance sheet. We have a balanced capital allocation approach, and we are constantly assessing organic investments and acquisitions in existing and new markets, as well as returns to shareholders via dividends and share repurchases," said Nancy Cooper, CA Technologies chief financial officer.

Any repurchases under the Company's stock repurchase program will be made with cash on hand and may be made from time to time, subject to market conditions and other factors, in the open market or through solicited or unsolicited privately negotiated transactions or in such other manner that complies with the Securities Exchange Act of 1934. The program does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company's discretion.

NANCY COOPER TO RETIRE AS CFO; PETER GRIFFITHS NAMED HEAD OF DEVELOPMENT

The Company announced that Cooper has indicated her intention to retire. She will remain in her role until a new CFO is named and will assist through the transition. In addition, the Company named Peter Griffiths as its new head of research and development. (See separate news release).

BUSINESS HIGHLIGHTS

During the fourth quarter the Company:

  Announced the general availability of three key products in the CA Automation Suite, launched in October 2010.  CA Configuration Automation r12, CA Process Automation r3 and CA Server Automation r12 are designed to help customers expedite their journey to a virtualized, dynamic cloud computing infrastructure and increase business agility, reduce cost and risk, and improve service delivery.
  Announced the launch of the CA Partner Solution Center, a channel initiative for the CA Virtual portfolio.  The Center offers partners an extensive array of partner-specific sales, marketing and technical assets to support their efforts to resell and augment their virtualization practice with CA Virtual products.
  Announced CA ERwin® Data Modeler r8, an industry-leading solution for collaboratively visualizing and managing data across the enterprise.  CA ERwin Data Modeler r8 features powerful visualization tools to help users represent data that is managed in multiple systems, applications, platforms and locations.  This solution enables users to more effectively manage the migration of data to the cloud and other new forms of IT infrastructure.
  Announced an extended alliance with Unisys Corporation to offer joint solutions that accelerate customers' path from virtualization to the cloud.  The solutions will combine CA Technologies virtualization management, service automation, and service management products with Unisys' virtualization and cloud advisory, planning, design and implementation services.

AGREEMENT TO SELL INTERNET SECURITY BUSINESS

The Company announced that it has an agreement to sell its Internet Security business to Updata Partners of Edison, N.J. Financial details were not disclosed. The business includes anti-virus, anti-malware, gateway security and host-based intrusion prevention software.

OUTLOOK FOR FISCAL YEAR 2012

The Company provided its outlook for fiscal year 2012. The following guidance represents "forward-looking statements" (as defined below).

The Company expects the following:

  Total revenue growth in a range of 6 percent to 8 percent in constant currency.  At March 31, 2011 exchange rates, this translates to reported revenue of $4.8 billion to $4.9 billion.
  GAAP diluted earnings per share growth in constant currency in a range of 6 percent to 11 percent.  At March 31, 2011 exchange rates, this translates to reported diluted earnings per share of $1.79 to $1.86.
  Non-GAAP diluted earnings per share growth in constant currency in a range of 6 percent to 10 percent.  At March 31, 2011 exchange rates, this translates to reported non-GAAP diluted earnings per share of $2.12 to $2.19.
  Cash flow from operations growth in a range of 3 percent to 5 percent in constant currency.  At March 31, 2011 exchange rates, this translates to reported cash flow from operations of $1.470 billion to $1.500 billion.

This outlook also assumes no material acquisitions and a partial currency hedge of operating income. The Company also expects a full-year GAAP and non-GAAP tax rate in a range of 31 to 32 percent. The Company anticipates approximately 492 million shares outstanding at fiscal year 2012 year-end and a weighted average diluted shares outstanding of approximately 499 million for the fiscal year.

Webcast

This news release and the accompanying tables should be read in conjunction with additional content that is available on the Company's website, including a supplemental financial package, as well as a webcast that the Company will host at 5 p.m. ET today to discuss its unaudited fourth quarter results. The webcast will be archived on the website. Individuals can access the webcast, as well as this press release and supplemental financial information, at http://ca.com/invest or listen to the call at 1-877-627-6581. The international participant number is 1-719-325-4800.

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About CA Technologies

CA Technologies (NASDAQ: CA) is an IT management software and solutions company with expertise across all IT environments – from mainframe and distributed, to virtual and cloud. CA Technologies manages and secures IT environments and enables customers to deliver more flexible IT services. CA Technologies innovative products and services provide the insight and control essential for IT organizations to power business agility. The majority of the Global Fortune 500 relies on CA Technologies to manage evolving IT ecosystems. For additional information, visit CA Technologies at www.ca.com.

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Non-GAAP Financial Measures

This news release, the accompanying tables and the additional content that is available on the Company's website, including a supplemental financial package, includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP metrics for operating expenses, operating income, operating margin, income from operations and diluted earnings per share exclude the following items: non-cash amortization of purchased software and other intangibles, share-based compensation, pre-fiscal year 2010 restructuring and certain other gains and losses, which includes recoveries and certain costs associated with derivative litigation matters and includes the gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter. Prior to fiscal year 2011, non-GAAP income also excludes the interest on convertible bonds. The effective tax rate on GAAP and non-GAAP income from operations is the Company's provision for income taxes expressed as a percentage of pre-tax GAAP and non-GAAP income from operations, respectively. Such tax rates are determined based on an estimated effective full year tax rate, with the effective tax rate for GAAP generally including the impact of discrete items in the period such items arise and the effective tax rate for non-GAAP income generally allocating the impact of discrete items pro rata to the fiscal year's remaining reporting periods. Non-GAAP adjusted cash flow excludes pre-fiscal 2010 restructuring and other payments. Free cash flow excludes capital expenditures. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate in effect on March 31, 2010, which was the last day of our prior fiscal year. Constant currency excludes the impacts from the Company's hedging program. The constant currency calculation for annualized subscription and maintenance bookings is calculated by dividing the subscription and maintenance bookings in constant currency by the weighted average subscription and maintenance duration in years. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and cash flows, to competitors' operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures, which are attached to this news release.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication (such as statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) constitute "forward-looking statements" that are based upon the beliefs of, and assumptions made by, the Company's management, as well as information currently available to management. These forward-looking statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to achieve success in the Company's strategy by, among other things, increasing sales in new and emerging enterprises and markets, enabling the sales force to sell new products, improving the Company's brand in the marketplace and ensuring the Company's set of cloud computing, Software-as-a-Service and other new offerings address the needs of a rapidly changing market, while not adversely affecting the demand for the Company's traditional products or its profitability; global economic factors or political events beyond the Company's control; general economic conditions and credit constraints, or unfavorable economic conditions in a particular region, industry or business sector; failure to expand partner programs; the ability to adequately manage and evolve financial reporting and managerial systems and processes; the ability to integrate acquired companies and products into existing businesses; competition in product and service offerings and pricing; the ability to retain and attract qualified key personnel; the ability to adapt to rapid technological and market changes; the ability of the Company's products to remain compatible with ever-changing operating environments; access to software licensed from third parties; use of software from open source code sources; discovery of errors in the Company's software and potential product liability claims; significant amounts of debt and possible future credit rating changes; the failure to protect the Company's intellectual property rights and source code; fluctuations in the number, terms and duration of our license agreements as well as the timing of orders from customers and channel partners; reliance upon large transactions with customers; risks associated with sales to government customers; breaches of the Company's software products and the Company's and customers' data centers and IT environments; third-party claims of intellectual property infringement or royalty payments; fluctuations in foreign currencies; successful outsourcing of various functions to third parties; potential tax liabilities; and other factors described more fully in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Copyright © 2011 CA, Inc. All Rights Reserved. One CA Plaza, Islandia, N.Y. 11749. All other trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:	Dan Kaferle	Kelsey Doherty
	Public Relations	Investor Relations
	(631) 342-2111	(212) 415-6844
	daniel.kaferle@ca.com	kelsey.doherty@ca.com

Table 1
CA Technologies
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
Revenue	2011	2010	2011	2010
Subscription and maintenance revenue	$ 970	$ 941	$3,822	$3,765
Professional services	82	75	327	288
Software fees and other	76	59	280	174
Total revenue	1,128	1,075	4,429	4,227
Expenses
Costs of licensing and maintenance	71	74	278	250
Cost of professional services	80	68	303	259
Amortization of capitalized software costs	48	37	192	133
Selling and marketing	355	331	1,286	1,186
General and administrative	107	120	451	478
Product development and enhancements	108	120	471	468
Depreciation and amortization of other intangible assets	51	43	187	159
Other expenses, net	7	3	16	14
Restructuring and other	2	48	(9)	52
Total expenses before interest and income taxes	829	844	3,175	2,999
Income from continuing operations before interest and income taxes	299	231	1,254	1,228
Interest expense, net	10	14	45	76
Income from continuing operations before income taxes	289	217	1,209	1,152
Income tax expense	102	117	386	393
INCOME FROM CONTINUING OPERATIONS	$ 187	$ 100	$ 823	$ 759
Income from discontinued operations, net of income taxes	1	1	4	12
NET INCOME	$ 188	$ 101	$ 827	$ 771

Basic income per share
Income from continuing operations	$ 0.37	$ 0.20	$ 1.60	$ 1.46
Income from discontinued operations	-	-	0.01	0.02
Net Income	$ 0.37	$ 0.20	$ 1.61	$ 1.48
Basic weighted average shares used in computation	503	512	506	515

Diluted income (loss) per share
Income from continuing operations	$ 0.37	$ 0.19	$ 1.60	$ 1.45
Loss from discontinued operations	-	-	0.01	0.02
Net Income	$ 0.37	$ 0.19	$ 1.61	$ 1.47
Diluted weighted average shares used in computation	505	514	507	533

Certain balances have been revised to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security business.

Table 2
CA Technologies
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	March 31,	March 31,
	2011	2010

Cash and cash equivalents	$ 3,049	$ 2,583
Marketable securities- current	75	-
Trade and installment accounts receivable, net	849	931
Deferred income taxes - current	246	360
Other current assets	152	116

Total current assets	4,371	3,990

Marketable securities - noncurrent	104	-
Installment accounts receivable, due after one year, net	-	46
Property and equipment, net	437	452
Goodwill	5,688	5,605
Capitalized software and other intangible assets, net	1,284	1,215
Deferred income taxes - noncurrent	284	348
Other noncurrent assets, net	246	232

Total assets	$ 12,414	$ 11,888

Current portion of long-term debt and loans payable	$ 269	$ 15
Deferred revenue (billed or collected) - current	2,600	2,504
Deferred income taxes - current	68	51
Other current liabilities	987	1,011

Total current liabilities	3,924	3,581

Long-term debt, net of current portion	1,282	1,530
Deferred income taxes - noncurrent	64	137
Deferred revenue (billed or collected) - noncurrent	969	1,052
Other noncurrent liabilities	555	601

Total liabilities	6,794	6,901

Common stock	59	59
Additional paid-in capital	3,615	3,657
Retained earnings	4,106	3,361
Accumulated other comprehensive loss	(65)	(126)
Treasury stock	(2,095)	(1,964)

Total stockholders' equity	5,620	4,987

Total liabilities and stockholders' equity	$ 12,414	$ 11,888

Certain prior year balances have been revised to reflect discontinued operations associated with the Internet Security business and retrospective adjustments attributable to finalization of analysis of fair value of acquired intangibles from fiscal 2010 acquisitions.

Table 3
CA Technologies
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)
	Three Months Ended
	March 31,
	2011	2010
OPERATING ACTIVITIES:
Net income	$ 188	$ 101
Income from discontinued operations	(1)	(1)
Income from continuing operations	187	100
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	99	80
Provision for deferred income taxes	(47)	16
Provision for bad debts	1	3
Share based compensation expense	19	27
Asset impairments and other non-cash activities	2	10
Foreign currency transaction losses (gains)	1	(7)
Changes in other operating assets and liabilities, net of effect of acquisitions:
Increase (decrease) in trade and installment accounts receivable, net	35	(7)
Increase in deferred revenue	176	360
Increase (decrease) in taxes payable, net	74	(32)
Increase in accounts payable, accrued expenses and other	30	20
Increase in accrued salaries, wages and commissions	40	27
(Decrease) increase in restructuring liabilities	(7)	28
Changes in other operating assets and liabilities	24	6
NET CASH PROVIDED BY OPERATING ACTIVITIES - CONTINUING OPERATIONS	634	631
INVESTING ACTIVITIES:
Acquisitions, primarily businesses, net of cash acquired,
and purchased software	-	(414)
Purchases of property and equipment	(19)	(22)
Capitalized software development costs	(54)	(55)
Investment in marketable securities, net	(13)	-
Other investing activities	(1)	(1)
NET CASH USED IN INVESTING ACTIVITIES - CONTINUING OPERATIONS	(87)	(492)
FINANCING ACTIVITIES:
Dividends paid	(21)	(20)
Purchases of common stock	(47)	(137)
Debt repayments	(4)	(2)
Exercise of common stock options and other	3	11
NET CASH USED IN FINANCING ACTIVITIES - CONTINUING OPERATIONS	(69)	(148)
NET CHANGE IN CASH AND CASH EQUIVALENTS BEFORE EFFECT OF EXCHANGE RATE CHANGES ON CASH - CONTINUING OPERATIONS	478	(9)
Effect of exchange rate changes on cash	49	(37)
CASH PROVIDED BY OPERATING ACTIVITIES - DISCONTINUED OPERATIONS	4	5
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	531	(41)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,518	2,624
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 3,049	$ 2,583

Certain balances have been revised to reflect the discontinued operations associated with the sale of the Internet Security business.

Table 4
CA Technologies
Constant Currency Summary
(in millions)
(unaudited)

		Three Months Ended March 31,
		2011	2010	% Increase (Decrease) in $ US	% Increase (Decrease) in Constant Currency (1)

	Bookings	$ 1,889	$ 1,419	33%	31%

	Revenue:
	North America	$ 689	$ 654	5%	5%
	International	439	421	4%	2%
	Total revenue	$ 1,128	$ 1,075	5%	4%

	Revenue:
	Subscription and maintenance	$ 970	$ 941	3%	2%
	Professional services	82	75	9%	6%
	Software fees and other	76	59	29%	30%
	Total revenue	$ 1,128	$ 1,075	5%	4%

	Total expenses before interest and income taxes:
	Total Non-GAAP (2)	$ 772	$ 793	(3%)	(5%)
	Total GAAP	$ 829	$ 844	(2%)	(3%)

		Fiscal Year Ended March 31,
		2011	2010	% Increase (Decrease) in $ US	% Increase (Decrease) in Constant Currency (1)

	Bookings	$ 4,888	$ 4,843	1%	2%

	Revenue:
	North America	$ 2,694	$ 2,506	8%	7%
	International	1,735	1,721	1%	1%
	Total revenue	$ 4,429	$ 4,227	5%	5%

	Revenue:
	Subscription and maintenance	$ 3,822	$ 3,765	2%	2%
	Professional services	327	288	14%	13%
	Software fees and other	280	174	61%	59%
	Total revenue	$ 4,429	$ 4,227	5%	5%

	Total expenses before interest and income taxes:
	Total Non-GAAP (2)	$ 2,940	$ 2,792	5%	5%
	Total GAAP	$ 3,175	$ 2,999	6%	5%

(1)

Constant currency information is presented to provide a framework to assess how the underlying businesses performed excluding the effect of foreign currency rate fluctuations.  To present this information, current and comparative prior period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate in effect on March 31, 2010, which was the last day of fiscal year 2010.  Constant currency excludes the impacts from the Company's hedging program.

(2)	Refer to Table 6 for a reconciliation of total expenses before interest and income taxes to total non-GAAP operating expenses.

	Certain balances have been revised to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security business.
	Certain non-material differences may arise versus actual from impact of rounding.

Table 5
CA Technologies
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in millions)
(unaudited)

		Three Months Ended		Fiscal Year Ended
		March 31, 2011	March 31, 2010	March 31, 2011	March 31, 2010

	GAAP net income	$ 188	$ 101	$ 827	$ 771
	GAAP Income from discontinued operations, net of taxes	1	1	4	12
	GAAP income from continuing operations	187	100	823	759
	GAAP income tax expense	102	117	386	393
	GAAP interest expense	10	14	45	76
	GAAP Income from continuing operations before interest and income taxes	299	231	1,254	1,228
	GAAP operating margin (% of revenue) (1)	27%	21%	28%	29%

	Non-GAAP adjustments to expenses:
	Costs of licensing and maintenance(2)	-	1	3	3
	Cost of professional services(2)	-	-	3	2
	Amortization of capitalized software costs(3)	21	14	88	49
	Selling and marketing(2)	7	9	30	34
	General and administrative(2)	7	12	24	41
	Product development and enhancements(2)	5	5	20	22
	Depreciation and amortization of other intangible assets(4)	22	15	73	54
	Other (gains), net (5)	(7)	(3)	-	-
	Restructuring and other (6)	2	(2)	(6)	2
	Total Non-GAAP adjustment to operating expenses	57	51	235	207
	Non-GAAP Income from continuing operations before interest and income taxes	356	282	1,489	1,435
	Non-GAAP operating margin (% of revenue) (7)	32%	26%	34%	34%

	GAAP Interest expense, net	10	14	45	76
	Non-GAAP adjustment to Interest expense (8)	-	-	-	(35)
	Non-GAAP interest expense	10	14	45	41

	GAAP Income tax expense	102	117	386	393
	Non-GAAP adjustment to income tax expense(9)	3	41	(74)	(82)
	Non-GAAP income tax expense	99	76	460	475

	Non-GAAP Income from continuing operations	$ 247	$ 192	$ 984	$ 919

(1)	GAAP operating margin is calculated by dividing GAAP Income from continuing operations before interest and income taxes by total revenue (refer to Table 1 for total revenue).

(2)	Non-GAAP adjustment consists of share-based compensation.

(3)	Non-GAAP adjustment consists of purchased software amortization.

(4)	Non-GAAP adjustment consists of intangibles amortization.

(5)	Consists of gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter.

(6)	Non-GAAP adjustment consists of Fiscal 2007 Restructuring Plan expense adjustments and includes $9 million net gain from one-time stockholder derivative litigation settlements in December 2010.

(7)	Non-GAAP operating margin is calculated by dividing Non-GAAP income from continuing operations before interest and income taxes by total revenue (refer Table 1 for total revenue amount).

(8)	Non-GAAP income from continuing operations has been adjusted to reflect the impact of the Company's 1.625% Convertible Senior Notes and stock awards outstanding through December 31, 2009.

(9)

The full year non-GAAP income tax expense is different from GAAP income tax expense because of the difference in non-GAAP income from continuing operations (before tax). On an interim basis this difference would also include a difference in the impact of discrete and permanent items where for GAAP purposes the effect is recorded in the period such items arise, but for non-GAAP such items are recorded pro rata to the fiscal year's remaining reporting periods.

	Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

	Certain balances have been revised to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security Business.

	Certain non-material differences may arise versus actual from impact of rounding.

Table 6
CA Technologies
Reconciliation of GAAP to Non-GAAP
Operating Expenses and Diluted Earnings per Share
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
Operating Expenses	2011	2010	2011	2010

Total expenses before interest and income taxes	$ 829	$ 844	$ 3,175	$ 2,999

Non-GAAP operating adjustments:
Purchased software amortization	21	14	88	49
Intangibles amortization	22	15	73	54
Share-based compensation	19	27	80	102
Restructuring and other (1)	2	(2)	(6)	2
Hedging (gains), net (2)	(7)	(3)	-	-
Total non-GAAP operating adjustments	57	51	235	207

Total non-GAAP operating expenses	$ 772	$ 793	$ 2,940	$ 2,792

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
Diluted EPS from Continuing Operations	2011	2010	2011	2010

GAAP diluted EPS from continuing operations	$ 0.37	$ 0.19	$ 1.60	$ 1.45

Non-GAAP adjustments, net of taxes
Purchased software and intangibles amortization	0.06	0.04	0.21	0.13
Share-based compensation	0.02	0.04	0.11	0.13
Restructuring and other (1)	-	-	-	-
Hedging (gains), net (2)	(0.01)	-	-	-
Non-GAAP effective tax rate adjustments (3)	0.04	0.10	-	-

Non-GAAP diluted EPS from continuing operations	$ 0.48	$ 0.37	$ 1.92	$ 1.71

(1)	Non-GAAP adjustment consists of Fiscal 2007 Restructuring Plan expense adjustments and includes $9 million net gain from one-time stockholder derivative litigation settlements in December 2010.

(2)	Consists of gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter.

(3)

The effective tax rate on non-GAAP income from continuing operations is the Company's provision for income taxes expressed as a percentage of non-GAAP income from continuing operations before income taxes.  Such tax rates are determined based on an estimated effective full year tax rate after the adjustments for the impacts of certain discrete items (such as changes in tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies).

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Certain balances have been revised to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security business.

Certain non-material differences may arise versus actual from impact of rounding.

Table 7
CA Technologies
Effective Tax Rate Reconciliation
GAAP and Non-GAAP
(in millions)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	March 31, 2011		March 31, 2011
	GAAP	Non-GAAP	GAAP	Non-GAAP

Income from continuing operations before income taxes (1)	$ 289	$ 346	$ 1,209	$ 1,444

Statutory tax rate	35%	35%	35%	35%

Tax at statutory rate	101	121	423	505

Adjustments for discrete and permanent items (2)	1	(22)	(37)	(45)

Total tax expense	$ 102	$ 99	$ 386	$ 460

Effective tax rate (3)	35.3%	28.6%	31.9%	31.9%

	Three Months Ended		Fiscal Year Ended
	March 31, 2010		March 31, 2010
	GAAP	Non-GAAP	GAAP	Non-GAAP

Income from continuing operations before income taxes (1)	$ 217	$ 268	$ 1,152	$ 1,394

Statutory tax rate	35%	35%	35%	35%

Tax at statutory rate	76	94	403	488

Adjustments for discrete and permanent items (2)	41	(18)	(10)	(13)

Total tax expense	$ 117	$ 76	$ 393	$ 475

Effective tax rate (3)	53.9%	28.4%	34.1%	34.1%

(1)	Refer to Table 5 for a reconciliation of income from continuing operations before income taxes on a GAAP basis to income from continuing operations before income taxes on a non-GAAP basis.

(2)

The effective tax rate for GAAP generally includes the impact of discrete and permanent items in the period such items arise, whereas the effective tax rate for non-GAAP generally allocates the impact of such items pro rata to the fiscal year's remaining reporting periods.

(3)

The effective tax rate on GAAP and non-GAAP income from continuing operations is the Company's provision for income taxes expressed as a percentage of GAAP and non-GAAP income from continuing operations before income taxes, respectively.  Such tax rates are determined based on an estimated effective full year tax rate after the adjustments for the impacts of certain discrete items (such as changes in tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies).

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Certain non-material differences may arise versus actual from impact of rounding.

Table 8
CA Technologies
Reconciliation of Projected GAAP Earnings per Share to
Projected Non-GAAP Earnings per Share
(unaudited)

	Fiscal Year Ending
Projected Diluted EPS from Continuing Operations	March 31, 2012

Projected GAAP Diluted EPS From Continuing Operations Range	$ 1.79	to	$ 1.86

Non-GAAP Adjustments, Net of Taxes:
Purchased Software and Intangibles Amortization	0.19		0.19
Share-based Compensation	0.14		0.14

Non-GAAP Projected Diluted EPS From Continuing Operations Range	$ 2.12	to	$ 2.19

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Table 9
CA Technologies
Allocation of Share-based Compensation
(in millions)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	March 31,			March 31,
	2011		2010	2011	2010

Costs of licensing and maintenance	$ -	(1)	$ 1	$ 3	$ 3
Costs of professional services	-	(1)	-	3	2
Selling and marketing	7		9	30	34
General and administrative	7		12	24	41
Product development and enhancements	5		5	20	22
Share-based compensation expense before tax	19		27	80	102
Income tax benefit	(6)		(8)	(26)	(34)
Net share-based compensation expense	$ 13		$ 19	$ 54	$ 68

(1) Less than $1 million
Certain non-material differences may arise versus actual from impact of rounding.